Exhibit 99.3

The Clorox Company News Release

Clorox to Acquire Burt’s Bees; Expands Into Fast-Growing Natural Personal Care

OAKLAND, Calif., Oct. 31, 2007 – The Clorox Company (NYSE: CLX), as part of its strategy to grow in and beyond its core in fast-growing, higher-margin consumer-product categories, today announced it will acquire Burt’s Bees, a leader in the natural personal care category.

The highly fragmented U.S. natural personal care market represents about $6.4 billion in sales and is currently growing at about 9 percent annually. Founded in 1984, the Burt’s Bees® brand today is regarded among many consumers who purchase natural personal care products as the “most natural” personal care brand and as the leading natural brand in the U.S. The acquisition of Burt’s Bees is strongly aligned with Clorox’s Centennial Strategy to pursue growth in areas aligned with consumer “megatrends” in health and wellness, sustainability, convenience and a more multicultural marketplace.

“This acquisition allows us to enter a growing market that’s consistent with consumer megatrends,” said Clorox Chairman and CEO Donald R. Knauss. “With this transaction, we’re entering into a new strategic phase for our company, enabling us to expand further into the natural/sustainable business platform. The Burt’s Bees® brand is well-anchored in sustainability and health and wellness, and we believe it will benefit from natural and “green” tailwinds. It’s in an economically attractive category with a margin structure that will be highly accretive to Clorox. Combined with our new Green Works™ line of natural cleaning products, and Brita® water-filtration products, we can leverage Burt’s Bees’ extensive capabilities and credibility to build a robust, higher-growth platform for Clorox.”

Beth Springer, Clorox’s executive vice president – Strategy & Growth, who will oversee the business, said, “Burt’s Bees is a compelling strategic fit for us, and we believe we can expand on its strong trends over time to build even greater value. Burt’s Bees has a highly effective strategy and plan, strong trade practices and organizational capabilities, and a robust culture and esprit de corps that we want to leverage and protect. We strongly believe Clorox’s deep capabilities to drive demand creation through consumer communication and value-creating customer capabilities, coupled with Burt’s Bees’ strong heritage of innovation to delight consumers, create a right to win. We’re delighted Burt’s Bees president and CEO, John Replogle, will continue to lead the company, which will continue to be based in North Carolina.”

“I’m delighted we’re entering into this partnership with Clorox and that I will be part of this exciting next step for Burt’s Bees,” said John Replogle. “The Clorox Company and Burt’s Bees have complementary values, visions and strengths. Together, I believe Clorox and Burt’s Bees can help this business realize its full potential.”

“Burt’s Bees’ mission ‘we make people’s lives better every day — naturally’ is a terrific complement to Clorox’s mission ‘we make everyday life better, every day,’” Springer said. “Burt’s Bees’ values align strongly with Clorox’s and provide a solid foundation for working together and creating synergies between our management teams.”

Terms of Deal and Financial Impact

Under the terms of the agreement, Clorox will acquire 100 percent of Burt’s Bees from its stockholders in a transaction that is structured as a merger. The company is acquiring Burt’s Bees for $925 million net of an additional $25 million payment for anticipated tax benefits. Clorox will fund the all-cash transaction through a combination of cash and short-term borrowings. The transaction, which is expected to close by the end of this calendar year, is subject to regulatory approval.

Commenting on the transaction, Clorox senior vice president and CFO Dan Heinrich said, “Burt’s Bees is poised to capitalize on expanded distribution within the U.S. and other countries in which the Burt’s Bees® brand is currently marketed. The business is enjoying strong distribution trends. We believe we can add value and expand these trends over time through our strong customer capabilities, while maintaining Burt’s Bees’ higher margins.

We see potential for expanding the brand into adjacencies, and we believe international expansion may offer significant upside potential beyond our valuation.”

Based on its current growth trajectory and estimated 2007 net customer sales of about $170 million, Burt’s Bees is anticipated to add nearly 2 points of top-line growth to Clorox in fiscal years 2008 and 2009.

Including estimates of purchase-accounting adjustments and one-time transaction and integration costs related to the transaction, the company anticipates that the transaction will dilute its fiscal year 2008 earnings by about 10-15 cents per diluted share and that it will be slightly accretive in fiscal year 2009. Excluding such purchase-accounting adjustments, one-time transaction and integration costs as well as non-cash expenses related to the transaction, the earnings per share impact is anticipated to be neutral in fiscal year 2008 and solidly accretive in fiscal year 2009.

Lehman Brothers acted as sole financial advisor to The Clorox Company. Goldman Sachs was financial advisor to Burt’s Bees.

For More Information

Visit the Investors: News and Events section of the company’s Web site at www.TheCloroxCompany.com.

Today’s Webcast and First-Quarter Earnings Press Release

Today at 6:30 a.m. Pacific time (9:30 a.m. Eastern time), Clorox will host a live audio webcast of a discussion with the investment community regarding the company’s first-quarter results and the acquisition. The webcast can be accessed at http://investors.thecloroxcompany.com. Following the live discussion, a replay of the webcast will be archived for one week on the company’s Web site. Please also see the company’s press release issued today, which discusses its first-quarter results for fiscal year 2008 and its updated fiscal-year outlook.

About Burt’s Bees

Burt’s Bees is a leading manufacturer of earth-friendly natural personal care products. The company manufactures more than 150 products in categories such as lip care, face care, body care, hair care, men’s grooming, baby care and outdoor remedies. Burt’s Bees® products are carried in nearly 30,000 retail outlets, including major grocery and drug store chains in the U.S., United Kingdom, Ireland, Canada, Hong Kong and Taiwan.

About The Clorox Company

The Clorox Company is a leading manufacturer and marketer of consumer products with fiscal year 2007 revenues of $4.8 billion. Clorox markets some of consumers’ most trusted and recognized brand names, including its namesake bleach and cleaning products, Armor All® and STP® auto-care products, Fresh Step® and Scoop Away® cat litter, Kingsford® charcoal, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration systems, and Glad® bags, wraps and containers. With 7,800 employees worldwide, the company manufactures products in more than two dozen countries and markets them in more than 100 countries. Clorox is committed to making a positive difference in the communities where its employees work and live. Founded in 1980, The Clorox Company Foundation has awarded cash grants totaling more than $69.7 million to nonprofit organizations, schools and colleges. In fiscal 2007 alone, the foundation awarded $3.4 million in cash grants, and Clorox made product donations valued at $5.9 million. For more information about Clorox, visit www.TheCloroxCompany.com.

Forward-looking statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements about future volume, sales, costs, cost savings, earnings, cash outflows, plans, objectives, expectations, growth, or profitability, are forward looking statements based on management’s estimates, assumptions and projections. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions, are intended to identify such forward looking statements. These forward looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended June 30, 2007, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to, the completion of the acquisition of Burt’s Bees; the continuation of Burt’s Bees growth trajectory and other valuation assumptions, including the ability to increase distribution; estimates of the purchase accounting adjustments to account for the acquisition of Burt’s Bees and estimates of other one-time transaction and integration costs as well as non-cash expenses related to the transaction; the company’s success in retaining key employees, suppliers and customers; the company’s ability to achieve the projected strategic and financial benefits from the acquisition, including its ability to achieve synergies in leveraging its supply chain, marketing and other capabilities; the success of the company’s previously announced Centennial Strategy; the need for any additional restructuring or asset-impairment charges; the final purchase price and number of shares repurchased under the company’s accelerated share repurchase agreement; general economic and marketplace conditions and events; competitors’ actions; the company’s costs, including changes in exposure to commodity costs such as resin, diesel, chlor-alkali and agricultural commodities; increases in energy costs; consumer and customer reaction to price increases; customer-specific ordering patterns and trends; the company’s actual cost performance; changes in the company’s tax rate; any future supply constraints that may affect key commodities; risks inherent in sole-supplier relationships; risks related to customer concentration; risks arising out of natural disasters; risks related to the handling and/or transportation of hazardous substances, including but not limited to chlorine; risks inherent in litigation; risks relating to international operations, including the risk associated with foreign currencies; risks inherent in maintaining an effective system of internal controls, including the potential impact of acquisitions or the use of third-party service providers; the ability to manage and realize the benefit of joint ventures and other cooperative relationships, including the company’s joint venture regarding the company’s Glad® plastic bags, wraps and containers business, and the agreement relating to the provision of information technology and related services by a third party; the success of new products; risks relating to potential divestitures; risks relating to changes in the company’s capital structure; and the ability of the company to successfully manage tax, regulatory, product liability, intellectual property, environmental and other legal matters, including the risk resulting from joint and several liability for environmental contingencies. In addition, the company’s future performance is subject to risks related to its November 2004 share exchange transaction with Henkel KGaA, the tax indemnification obligations and the actual level of debt costs. Declines in cash flow, whether resulting from tax payments, debt payments, share repurchases, interest cost increases greater than management expects, or increases in debt or changes in credit ratings, or otherwise, could adversely affect the company’s earnings.

The company’s forward looking statements in this press release are based on management’s current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Media relations	Investor relations
Dan Staublin 510-271-1622	Li-Mei Johnson 510-271-3396

Kathryn Caulfield 510-271-7209	Steve Austenfeld 510-271-2270